                                                                 Exhibit 10.10.5

                             SIXTH AMENDMENT TO THE
                ALBERTSON'S, INC. 2000 DEFERRED COMPENSATION PLAN

     WHEREAS, the Albertson's, Inc. 2000 Deferred Compensation Plan (the "Plan") was established effective January 1, 2000, and has previously been amended;

     WHEREAS, the Board of Directors of Albertson's, Inc. has delegated the authority to amend the Plan to its Management Development/Compensation Committee;

     NOW, THEREFORE, the following amendments to the Plan are hereby adopted effective as of the adoption date of this Amendment (unless another effective date is expressly specified):

     1. A new Section 6.10 is hereby added to the Plan, immediately following
Section 6.9, to read as follows:

               6.10 Notwithstanding any other provision of the Plan, each Participant shall have the right to elect, prior to May 22, 2006, in accordance with procedures established under the Plan, to receive a lump sum in cash (payable from an applicable trust or from general corporate assets) such Participant's vested account balance under such Plan as of the date of the distribution, payable as soon as practicable on or after (but no later than 30 days after) January 1, 2007, or, if later, the effective date of a Change in Control ("Special Election Lump Sum"), provided that such election shall not prevent the payment or commencement of a Participant's account balance under the Plan on a scheduled distribution date that occurs prior to the payment of any such Special Election Lump Sum.

     2. A new Section 9.3 shall be added, immediately following Section 9.2, to read as follows:

               9.3 It is intended that the Plan shall be operated in good faith compliance with Section 409A of the Internal Revenue Code ("Code") and may be amended by the Board, the Committee or their duly authorized delegates at any time to the extent determined necessary or desirable, at their discretion, in light of Code Section 409A, without regard to any restrictions on the ability to amend the Plan under any other provision of the Plan.

     3. Except as provided herein, the Plan shall remain in full force and effect.

     EXECUTED this 28th day of April, 2006.

                                        ALBERTSON'S, INC.


                                        By: /s/ John R. Sims
                                            ------------------------------------
                                        Its: Executive Vice President & General
                                             Counsel


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